                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                   FORM 8-K/A
                                (Amendment No. 1)


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 16, 1999
                              (December 31, 1998)


                               HEALTH POWER, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       0-23220               31-1145640
-------------------------------          -------               ----------
(State or other jurisdiction of        (Commission           (IRS Employer
incorporation)                         File Number)        Identification No.)

1209 Orange Street, Wilmington, Delaware                          19801
----------------------------------------                          -----
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (302) 658-7581


                                    No Change
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

                               HEALTH POWER, INC.

                         Form 8-K/A dated March 16, 1999
                         (Amendment No. 1), amending the
                Current Report on Form 8-K dated January 15, 1999

               Health Power, Inc., a Delaware corporation (the "Company"), hereby amends its Current Report on Form 8-K dated January 15, 1999, to include the financial statements and pro forma financial information set forth below which was omitted from the original filing pursuant to Items 7(a)(4) and 7(b)(2) of Form 8-K. The Company is also filing its audited consolidated financial statements under Item 5.


ITEM 5.        OTHER EVENTS.

               Set forth below are the audited consolidated balance sheets of Health Power, Inc. and Subsidiaries as of December 31, 1998 and 1997, the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998, and the notes thereto, along with the report of independent accountants.

HEALTH POWER, INC.
AND SUBSIDIARIES

REPORT ON AUDITS OF
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
DECEMBER 31, 1998, 1997 AND 1996

                        REPORT OF INDEPENDENT ACCOUNTANTS

March 11, 1999

Board of Directors and Shareholders
Health Power, Inc.
Columbus, Ohio


We have audited the accompanying consolidated balance sheets of Health Power, Inc., and Subsidiaries (the Company) as of December 31, 1998 and 1997,and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 16 to the financial statements, at December 31, 1998 and 1997, the Company's HMO subsidiary did not meet minimum statutory net worth and admitted asset requirements as established by the Ohio Department of Insurance. Additionally, during the fourth quarter 1998 the Company decided to discontinue operations of its HMO subsidiary.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Health Power, Inc., and Subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------

HEALTH POWER, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                        1998            1997
   ASSETS
Current assets:
   Cash and cash equivalents                                        $11,714,169     $ 8,427,483
   Accounts receivable, net                                           5,671,074       3,616,639
   Prepaid expenses and other                                           239,900         330,496
   Current non-cash assets of discontinued operations (Note 16)       3,055,124       4,248,950
   Deferred income taxes, net                                            80,669          89,548
                                                                    -----------     -----------

       Total current assets                                          20,760,936      16,713,116
                                                                    -----------     -----------

Property and equipment, at cost:
   Leasehold improvements                                               188,068         160,840
   Furniture, equipment and software                                  3,974,319       1,665,878
                                                                    -----------     -----------

                                                                      4,162,387       1,826,718

     Less accumulated depreciation                                    1,230,973         438,074
                                                                    -----------     -----------

                                                                      2,931,414       1,388,644
                                                                    -----------     -----------

Goodwill                                                              5,526,736              --
Noncurrent assets of discontinued operations (Note 16)                1,403,344       3,705,467
Deposits and other assets                                                46,905         541,581
                                                                    -----------     -----------

       Total assets                                                 $30,669,335     $22,348,808
                                                                    ===========     ===========



CONTINUED

HEALTH POWER, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                    1998              1997
                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Deferred revenues                                            $  8,378,113      $    498,806
   Accounts payable                                                1,323,684           853,271
   Taxes payable                                                   2,788,701         2,009,209
   Current liabilities of discontinued operations (Note 16)        9,163,635        11,142,394
   Accrued expenses and other current liabilities                    160,442           239,771
   Note payable                                                    3,526,736                --
                                                                ------------      ------------

       Total current liabilities                                  25,341,311        14,743,451
                                                                ------------      ------------

Note payable                                                       2,000,000

Deferred income taxes, net                                           222,481            40,536
                                                                ------------      ------------

       Total liabilities                                          27,563,792        14,783,987
                                                                ------------      ------------

Commitments and contingencies (Notes 7 and 23)                            --                --

Stockholders' equity:
   Preferred stock, par value of $.01 per share, 5,000,000
     shares authorized; none issued                                       --                --
   Common stock, par value of $.01 per share, 10,000,000
     shares authorized; 3,834,829 and 3,820,498 shares
     issued and outstanding, respectively                             38,348            38,205
   Additional paid-in capital                                     10,809,475        10,743,643
   Accumulated deficit                                            (7,742,280)       (3,217,027)
                                                                ------------      ------------

       Total stockholders' equity                                  3,105,543         7,564,821
                                                                ------------      ------------

       Total liabilities and stockholders' equity               $ 30,669,335      $ 22,348,808
                                                                ============      ============




  The accompanying notes are an integral part of these consolidated financial statements.

HEALTH POWER, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

                                                                    1998              1997              1996
Revenues:
   Contract                                                     $ 24,861,454      $ 22,182,644      $  6,671,679
                                                                ------------      ------------      ------------

Expenses:
   General and administrative                                     21,271,804        16,558,530         6,338,479
                                                                ------------      ------------      ------------

                                                                  21,271,804        16,558,530         6,338,479
                                                                ------------      ------------      ------------

     Income from operations                                        3,589,650         5,624,114           333,200

Interest income and other, net                                       444,290           531,919           247,020
                                                                ------------      ------------      ------------

     Income from continuing operations
       before income taxes                                         4,033,940         6,156,033           580,220

Federal, state and local income tax expense                       (1,570,204)       (2,324,163)         (184,934)
                                                                ------------      ------------      ------------

Income from continuing operations                                  2,463,736         3,831,870           395,286

Discontinued operations (Note 16):
   Loss from discontinued operations (net of
     tax (expense) benefits of ($1,030,443), $3,965,073 and
     $1,957,769, respectively)                                    (4,902,232)         (818,082)       (9,878,650)
   Loss on disposal of discontinued operations;
     including $607,000 for operating losses
     during phase-out period (net of tax
     benefits of $0)                                              (1,613,493)               --                --
                                                                ------------      ------------      ------------

        Net (loss) income                                       $ (4,051,989)     $  3,013,788      $ (9,483,364)
                                                                ============      ============      ============

Earnings per share (basic and diluted):

   Income from continuing operations, per share                 $        .64      $       1.00      $       0.10

   Loss from discontinued operations, per share                        (1.70)            (0.21)            (2.59)
                                                                ------------      ------------      ------------

Net (loss) income per share                                     $      (1.06)     $       0.79      $      (2.49)
                                                                ============      ============      ============



  The accompanying notes are an integral part of these consolidated financial statements.

HEALTH POWER, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

                                          COMMON STOCK            ADDITIONAL                           TOTAL
                                          ------------              PAID-IN        ACCUMULATED     STOCKHOLDERS'
                                     SHARES         AMOUNT          CAPITAL          DEFICIT          EQUITY
                                     ------         ------          -------          -------          ------
Balance at December 31, 1996        3,810,331     $    38,104     $10,711,292     $(6,230,815)     $ 4,518,581

   Issuance of common stock -
     director stock award
     plan                              10,167             101          32,351              --           32,452

   Net loss                                --              --              --       3,013,788        3,013,788
                                    ---------     -----------     -----------     -----------      -----------

Balance at December 31, 1997        3,820,498          38,205      10,743,643      (3,217,027)       7,564,821


   Issuance of common stock -
     director stock award
     plan and exercise of
     stock options                     14,331             143          65,832              --           65,975

   Excess of liabilities
     assumed in acquisition                --              --              --        (473,264)        (473,264)

   Net loss                                --              --              --      (4,051,989)      (4,051,989)
                                    ---------     -----------     -----------     -----------      -----------

Balance at December 31, 1998        3,834,829     $    38,348     $10,809,475     $(7,742,280)     $ 3,105,543
                                    =========     ===========     ===========     ===========      ===========




  The accompanying notes are an integral part of these consolidated financial statements.

HEALTH POWER, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

                                                                                1998              1997              1996
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
   Net income from continuing operations                                    $  2,463,736      $  3,831,870      $    395,286
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities of
     continuing operations:
       Depreciation                                                              431,031           228,952           344,237
       Loss on disposal of property and equipment                                     --                --           155,960
       (Increase) decrease in deferred income taxes                               49,479           (49,012)           63,084
       Issuance of common stock for director stock award plan                     65,975            32,452                --
       Changes in current assets and current liabilities of continuing operations:
          Decrease (increase) in accounts and notes receivable                 1,580,777        (3,152,377)         (161,117)
          Decrease (increase) in prepaid expenses and other                      181,143          (193,611)          (16,869)
          Decrease (increase) in income taxes refundable                              --            94,412           (94,412)
          Increase (decrease) in deferred revenues                             4,715,345          (530,138)          723,983
          (Decrease) increase in accounts payable                               (481,731)          435,315            28,150
          Increase (decrease) in taxes payable, net                             (648,983)        2,009,209                --
          Increase (decrease) in accrued expenses and other liabilities          (99,683)           95,578             6,002
                                                                            ------------      ------------      ------------
            Cash provided by continuing operating activities                   8,257,089         2,802,650         1,444,304
            Cash used in discontinued operations                              (4,954,610)       (6,515,633)       (6,568,848)
                                                                            ------------      ------------      ------------
              Net cash provided by (used in) operating activities              3,302,479        (3,712,983)       (5,124,544)
                                                                            ------------      ------------      ------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
   Purchase of property and equipment, net                                      (869,173)       (1,230,105)         (484,917)
   Proceeds from sale of property and equipment                                       --                --            99,000
   Cash of acquired M&N                                                          352,913
   Acquisition of M&N                                                         (3,000,000)
   Deposits and other assets                                                     495,379          (497,658)          (28,926)
                                                                            ------------      ------------      ------------
     Cash used in continuing operations                                       (3,020,881)       (1,727,763)         (414,843)
     Cash provided by (used in) discontinued operations                            5,088           (60,411)          (24,865)
                                                                            ------------      ------------      ------------
              Net cash used in investing activities                           (3,015,793)       (1,788,174)         (439,708)
                                                                            ------------      ------------      ------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
   Issuance of note payable for acquisition of M&N                             3,000,000                --                --
                                                                            ------------      ------------      ------------
              Net cash provided by financing activities                        3,000,000                --                --
                                                                            ------------      ------------      ------------

Net increase (decrease) in cash and cash equivalents                           3,286,686        (5,501,157)       (5,564,252)

Cash and cash equivalents, beginning of year                                   8,427,483        13,928,640        19,492,893
                                                                            ------------      ------------      ------------

Cash and cash equivalents, end of year                                      $ 11,714,169      $  8,427,483      $ 13,928,641
                                                                            ============      ============      ============

          SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid                                                           $         --      $    309,838      $         --
                                                                            ============      ============      ============
Issuance of promissory note for acquisition of M&N                          $  2,526,736      $         --      $         --
                                                                            ============      ============      ============




  The accompanying notes are an integral part of these consolidated financial statements.

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

1.       DESCRIPTION OF OPERATIONS

         Health Power, Inc. (the Company) is a Delaware holding company that provides full-service workers' and unemployment compensation consulting services through its CompManagement, Inc. (CompManagement) subsidiary to employers in the State of Ohio. Effective March 1, 1997, CompManagement Health Systems, Inc., a subsidiary of CompManagement, began operations as a managed care organization for the Ohio Bureau of Workers' Compensation (OBWC). Effective December 31, 1998, CompManagement purchased M&N Risk Management, Inc., and M&N Enterprise, Inc., companies providing compensation consulting services. It also operates Health Power HMO, Inc., a health maintenance organization
         (HMO) in and around the Columbus, Cincinnati, Dayton, Ohio, areas for Medicaid recipients primarily enrolled in the Ohio Works First/Healthy Start (OWF) programs, as well as for commercial members. On December 29, 1998, the Company's Board of Directors formerly approved a plan to discontinue operations of the HMO.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The following is a summary of significant accounting policies followed in preparation of these consolidated financial statements:

         Basis of presentation. The accompanying consolidated financial statements are presented in accordance with generally accepted accounting principles (GAAP) and reflect the reclassification of the HMO segment as discontinued operations. Assets and liabilities of the discontinued operations are shown separate from the continuing operations in the consolidated balance sheet. Income from discontinued operations has been adjusted for the effect of the allocation of certain general corporate overhead costs associated with continuing operations. All intercompany balances and transactions have been eliminated in consolidation.

         Unless otherwise stated, the notes to the financial statements disclose information related to continuing operations. See note 16 for disclosure of discontinued operations and related notes.

         Cash equivalents. It is the policy of the Company to classify investments with original maturities of three months or less as cash equivalents. Cash equivalents at December 31, 1998 include $9,381,956 deposited in an overnight sweep account and $96,793 invested in a money market fund.

         Leaseholds and equipment. Depreciation of leasehold improvements and equipment is computed using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 25 years.

         Expenditures for major betterments are capitalized, and expenditures for repairs and maintenance are charged to operations as incurred. When property and equipment are retired or sold, the cost and related accumulated depreciation and amortization are removed from the accounts, with any gain or loss reflected in operations.

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

         Goodwill. The Company records goodwill for the excess of cost over fair value of net assets acquired. Goodwill is amortized on a straight-line basis over a twenty year period. Goodwill will be evaluated periodically as events or circumstances indicate a possible inability to recover their carrying amount.

         Revenues. Contract revenues are derived from claims management, administrative, consulting services, and managed care administration services which are recorded as earned based on the requirements and duration of the related contract. Revenue from the managed care administration services are recognized on a monthly basis based on the contracted administrative fee with the OBWC. In addition, contract revenue earned is recorded for some incentive awards when the claims are processed to which the incentive is related and a bonus award is recorded in the year earned. Revenue on certain contracts has been deferred and is recognized in income on a pro rata basis over the related contract periods, which typically range between 3 and 12 months. Commission expense associated with these contracts is also deferred and recognized as an expense on a pro rata basis over the related contract periods. For services related to group rating contracts, fees are paid to the group's sponsor and netted against contract revenues. For the year ended December 31, 1998, contract revenue from a major client approximated 28% of the Company's contract revenue. Contract revenues received in advance are included in deferred revenues.

         Income taxes. Deferred income tax assets and liabilities are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred tax assets and liabilities of a change in tax rates recognized as income or expense in the period that includes the enactment date.

         Stock-based compensation. The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, (APB No. 25) and related interpretations in accounting for its stock-based compensation plans in the accompanying financial statements. The Company applies the disclosure requirements of Statement of Financial Accounting Standards
         (SFAS) No. 123, Accounting for Stock-Based Compensation (see Note 10).

         The Company provides a director stock award plan to non-employee directors of Health Power, Inc., Health Power HMO, Inc., and CompManagement, Inc. Under this plan, the directors elect percentages of their directors' fees to be paid in cash or in stock of Health Power, Inc. Payment of the directors' fees is made subsequent to attendance of the respective meetings. In 1998, the Company issued 13,831 shares of common stock with a market value of $64,351 to the directors. The Company records the expense in the year the stock is earned.

         Segment reporting. The Company adopted Statement of Financial Accounting Standard 131, "Disclosure about Segment of an Enterprise and Related Information" (FAS 131). This statement requires a "management" segment approach in identifying reportable segments which focuses on financial information that the Company's decision makers use to make decisions and performance about the operating segments. FAS 131 also requires disclosures about certain related disclosures about products and services, geographic areas and major customers. The adoption of FAS 131 did not affect results of operations or financial position but did affect the disclosure of segment information (see Note 13).

         Use of estimates. The preparation of financial statements in conformity with GAAP requires

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

         management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         Other disclosures. Effective December 31, 1997, the Company adopted SFAS No. 128, Earnings Per Share. The statement specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock (see Note 14). All reported prior period earnings per share information has been restated in accordance with SFAS No. 128.

         Effective January 1, 1998, the Company adopted SFAS 130, Reporting Comprehensive Income. This statement establishes standards for reporting of comprehensive income and its components in a full set of general-purpose financial statements. The impact of the statement on Health Power, Inc.'s financial statement was not included, as the Company had no other comprehensive income items.

         Investment in subsidiary (Parent Company Only). The Parent's investment in its wholly-owned subsidiaries, is recorded using the equity method of accounting. The investment represents the underlying net book value of the subsidiaries on a generally accepted accounting principles basis (see Note 15).

3.       ACQUISITIONS

On December 31, 1998, the Company's subsidiary CompManagement acquired M&N Risk Management, Inc. and M&N Enterprise, Inc., collectively referred to as "M&N" in a transaction accounted for under the purchase method of accounting for business combinations. CompManagement purchased 100% of the issued and outstanding shares of capital stock of M&N for a purchase price of $6,000,000 with the provision for adjustment based on the closing net equity of M&N. Funding for the acquisition was provided by a $3,000,000 demand note with a financial institution and $2,526,736 in a promissory note payable to the seller of M&N. At the time of acquisition, M&N had $5,451,165 in total assets and $5,924,429 in total liabilities, which have been included in the accompanying consolidated financial statements. The Company has recorded a reduction in the promissory note due the seller of M&N of $473,264 as a result of an adjustment to the purchase price. The Company also recorded goodwill of $5,526,736 as a result of the application of purchase accounting.

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

         The following summarizes the pro-forma results of continuing operations for the years ended December 31, 1997 and 1998 as if M&N had been acquired at the beginning of each period presented:


                                                                         YEARS ENDED DECEMBER 31,
                                                                      ------------------------------
                                                                          1998              1997
                                                                      ------------      ------------
                  Contract revenue                                    $ 31,817,930      $ 26,789,960

                  Income from continuing operations                      2,525,101         3,334,673

                  Net (loss)  income                                  $ (3,990,624)     $  2,516,591

                  Earnings per share (basic and diluted):

                     Income from continuing operations, per share          $   .66             $ .87

                     Net (loss) income, per share                          $ (1.04)            $ .66

The pro forma information, as presented above, is not necessarily indicative of the results which would have been obtained had the transaction occurred at January 1, 1997, nor is it indicative of future results.

4.       ACCOUNTS RECEIVABLE

         Accounts receivable consist of the following at December 31:


                                                                        1998              1997
                  Contract receivables                              $ 5,603,036       $ 3,609,777
                  Other                                                 429,995           308,295
                                                                    -----------       -----------

                                                                      6,033.031         3,918,072

                     Less allowance for doubtful accounts              (361,957)         (301,433)
                                                                    -----------       -----------

                                                                    $ 5,671,074       $ 3,616,639
                                                                    ===========       ===========




         Contract receivables primarily represent amounts due from the OBWC for incentive and bonus earned of approximately $1,200,000 and $2,558,000 in the fourth quarter of 1998 and 1997, respectively. In addition, due to the acquisition of M&N at December 31, 1998 contract receivables increased by $3,254,842. The Company maintains an allowance for doubtful accounts when the receivable is deemed uncollectible.

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------


5.       DEPOSITS AND OTHER ASSETS

         Deposits and other assets consist of the following:


                                                       1998         1997
                  Pledged certificate of deposit     $     --     $500,000
                  Deposits and other                   46,905       41,580
                                                     --------     --------

                                                     $ 46,905     $541,580
                                                     ========     ========


         In 1997, the certificate of deposit represented amounts pledged for the HMO's Certificate of Authority with the Ohio Department of Insurance. During 1998, cash in an equal amount was transferred to the HMO and the pledge of the certificate of deposit was released.

6.       NOTES PAYABLE

         Notes payable represents the amounts payable for the acquisition of M&N at December 31, 1998 and consists of $3,000,000 demand note payable to a financial institution with interest payable monthly at prime rate. At December 31, 1998, the prime rate was 7.75%. In addition, the Company recorded a $2,526,736 promissory note payable to the parent company of M&N with a stated interest rate of 7% due quarterly. The scheduled principal payments of the promissory note are as follows:

                                 1999      $  526,736
                                 2000       1,000,000
                                 2001       1,000,000
                                           ----------

                                           $2,526,736
                                           ==========


7.       COMMITMENTS

         CompManagement is party to employment agreements with certain employees. The agreements call for certain levels of commission expense to be paid by CompManagement to these individuals for selected contract revenue earned over the terms of their agreements. In 1997, CompManagement and CompManagement Health Systems amended the above employee agreements to include certain commissions to be paid to these employees. These agreements expire on December 31, 1999. Total commission expense paid in 1998, 1997 and 1996 in connection with these agreements was approximately $668,000 and $2,050,000 and $74,000, respectively.

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------


8.       INCOME TAXES

         The Company and its subsidiaries file a consolidated federal income tax return.

         The (provision) benefit for income taxes in 1998, 1997 and 1996 for continuing operations consists of the following:

                                   1998             1997             1996
                  Current      $(1,457,737)     $(2,373,175)     $  (123,597)
                  Deferred        (112,467)          49,012          (61,337)
                               -----------      -----------      -----------

                               $(1,570,204)     $(2,324,163)     $  (184,934)
                               ===========      ===========      ===========



         The significant components of the deferred tax (expense) benefit for the years ended December 31, 1998, 1997 and 1996 were as follows:

                                                     1998           1997           1996
                  Deferred tax expense
                     from change in temporary
                     differences                  $(112,467)     $ (12,325)     $      --
                  Reversal (establishment) of
                     of valuation allowance              --         61,337        (61,337)
                                                  ---------      ---------      ---------

                                                  $(112,467)     $  49,012      $ (61,337)
                                                  =========      =========      =========


         A reconciliation of the Company's effective income tax rate for continuing operations, as reflected in the consolidated statement of operations, to the statutory federal, state and local tax rate is as follows:

                                                              1998             1997             1996
                  Federal income tax expense
                     at the statutory rate                $(1,295,258)     $(1,979,787)     $  (243,692)
                  State and local income taxes, net
                     of federal tax (expense) benefit        (234,482)        (359,040)         184,211
                  Tax-exempt interest                              --               --           61,762
                  Business meals                              (18,448)         (22,841)           5,975
                  Reversal (establishment) of
                     valuation allowance                           --           61,337          (61,337)
                  Other                                       (22,016)         (23,832)        (131,853)
                                                          -----------      -----------      -----------

                       Effective tax expense              $(1,570,204)     $(2,324,163)     $  (184,934)
                                                          ===========      ===========      ===========

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------


         The components of the net deferred tax (liability) asset as of December 31, 1998 and 1997 were as follows:

                                                                          1998           1997
                           Deferred tax assets:
                              Bad debt allowance                       $  83,802      $ 124,172
                              Deferred contract revenue                   24,660         49,321
                              Other                                       13,815          9,472
                                                                       ---------      ---------

                                                                         122,277        182,965
                                                                       ---------      ---------

                           Deferred tax liabilities:
                              Property and equipment                     236,904         40,536
                              Prepaid expenses                            25,059         90,228
                              Other                                        2,126          3,189
                                                                       ---------      ---------

                                                                         264,089        133,953
                                                                       ---------      ---------

                                Net deferred tax (liability) asset     $(141,812)     $  49,012
                                                                       =========      =========



9.       LEASES

         The Company has various operating leases for office space and equipment. The leases have initial terms of up to fifteen years, contain certain escalation clauses, and provide for renewal options for up to 10 years.

         As of December 31, 1998, future minimum rental payments under the leases are as follows:

                  1999                            $ 1,742,885
                  2000                              1,236,494
                  2001                                889,967
                  2002                                842,699
                  2003                                832,518
                  Thereafter                        8,320,264
                                                  -----------

                                                  $13,864,827
                                                  ===========


         Rental expense was approximately $1,579,786, $876,813, and $470,350, for 1998, 1997 and 1996, respectively.

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------


10.      STOCK OPTIONS AND AWARDS

         Stock-based compensation plans. The Company sponsors various stock-based incentive compensation plans (the Plans) for directors and eligible employees. The Company applies APB Opinion 25 and related interpretations in accounting for the Plans. Pro forma disclosures as if the Company adopted the cost recognition provisions of SFAS 123 are required by SFAS 123 and are presented below.

         Under the Plans, the Company is authorized to issue shares of common stock pursuant to "awards" granted in various forms, including incentive stock options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), nonqualified stock options, and other similar stock-based awards to directors and eligible employees of the Company for up to 400,000 common shares of the Company. The Company granted stock options in 1998, 1997 and 1996 under the Plans in the form of incentive stock options and nonqualified stock options. In January 1997, the Company registered 35,000 shares of common stock for the 1996 directors' stock award plan. In February 1998, the Company registered 180,000 shares of common stock under an executive stock option plan.

         Employee and director stock options. The Company granted market price stock options in 1998, 1997 and 1996 to employees and directors. The stock options granted in 1998, 1997 and 1996 have terms of 10 years. The options granted to directors were vested immediately on the grant date. The options granted to employees vest at the rate of 25% per year on each of the first four anniversaries of the date of grant. Options granted to various executives vest 100% at the end of six years (subject to acceleration to a two-year period depending on the performance of the Company or at the discretion of the Compensation Committee). In accordance with APB 25, the Company has not recognized any compensation cost for these stock options granted in 1998, 1997 and 1996.

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------



         A summary of the status of the Company's director and employee stock options, and the changes during the years is presented below:

                                                      1998                      1997                         1996
                                            -----------------------  --------------------------   --------------------------
                                                           WEIGHTED                    WEIGHTED                     WEIGHTED
                                            # SHARES OF    AVERAGE   # SHARES OF       AVERAGE    # SHARES OF       AVERAGE
                                             UNDERLYING    EXERCISE   UNDERLYING       EXERCISE   UNDERLYING        EXERCISE
                                              OPTIONS       PRICES     OPTIONS          PRICES      OPTIONS          PRICES
                                            -----------    --------  -----------       --------   -----------       --------
         Outstanding at beginning of year      244,781     $ 9.36      204,615          $11.49      146,334          $13.43

            Granted                             59,078       4.42       78,788            3.92       83,512            8.33

            Exercised                              500         --           --              --           --              --
            Forfeited                           53,070      11.41       26,077            9.02       25,231           12.26
            Expired                              1,000      10.57       12,545           11.89           --              --

         Outstanding at the end of year        249,289       8.16      244,781            9.36      204,615           11.50

         Exercisable at end of year            122,092      10.77       95,124           11.52       75,232           12.25

         Weighted-average fair value of
            options granted during year       $   2.33                $   1.83                     $   4.60


         The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants in 1998, 1997 and 1996, respectively: no dividend yield for all years; risk-free interest rates are different for each grant and range from 5.06% to 6.73%; the expected lives of options are estimated to be five years; and a volatility of 50.20% for 1998 grants, 41.97% for 1997 grants, and 54.73% for 1996.

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------




         The following table summarizes information about director and employee stock options outstanding at December 31, 1998

                                                        OPTIONS                            OPTIONS EXERCISABLE
                                                      OUTSTANDING                          -------------------
                                                       WEIGHTED
                                                        AVERAGE         WEIGHTED                        WEIGHTED
                                     NUMBER OF         REMAINING        AVERAGE           NUMBER        AVERAGE
                     RANGE OF       OUTSTANDING       CONTRACTUAL       EXERCISE        EXERCISABLE     EXERCISE
                  EXERCISE PRICES   AT 12/31/98          LIFE            PRICE          AT 12/31/98      PRICE
                  ---------------   -----------          ----            -----          -----------      -----
                  $3.25 to 4.00       107,926           $ 3.91           $ 8.26            21,337        $ 3.72

                  $7.00 to 9.00        65,731             6.01             8.37            19,580          7.94

                  $11.00 to 15.31      75,632            13.45             5.88            81,175         13.31
                                      -------           ------           ------           -------        ------

                  $3.25 to $15.31     249,289           $ 8.16           $ 7.44           122,092        $10.77
                                      =======           ======           ======           =======        ======


         ProForma net income and net income per common share. Had the compensation cost for the Company's stock-based compensation plans been determined in accordance with SFAS 123, the Company's net income and net income per common share for 1998 and 1997 would approximate the pro forma amounts below:

                                             AS                               AS                             AS
                                          REPORTED         PROFORMA        REPORTED       PROFORMA        REPORTED        PROFORMA
                                          12/31/98         12/31/98        12/31/97       12/31/97        12/31/96        12/31/96
                                        -----------      -----------      ----------     ----------     -----------     -----------
         Net (loss) income              $(4,051,989)     $(4,084,216)     $3,013,788     $2,904,414     $(9,483,364)    $(9,628,842)

         Net (loss )income per common
            share, diluted                    (1.06)           (1.07)           0.79           0.76           (2.49)          (2.53)



         The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995.

         MedOhio stock options. During 1996, the Company entered into a management agreement with Med Ohio Health, Inc., and Med Ohio Health Plan, Inc., to offer a managed care product. In connection with this agreement, MedOhio was granted the option to purchase 25,000 shares of common stock of the Company. Each option had an exercise price of $6.50 per share and various vesting provisions. No expense has been recognized for these options. The agreement was terminated as of February 1998 and all options were forfeited.

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------



11.      EMPLOYEE BENEFITS PLANS

         The Company maintains 401(k) plans for its employees meeting certain age requirements and completing six months to one year of employment and may contribute a percentage of their compensation to this plan. The Company matches a portion of the employee contributions based on the terms of the plan agreement. The Company's matching contributions to the 401(k) plans were approximately $79,803, $50,332, and $34,497 for 1998, 1997 and 1996, respectively, for employees of the continuing operations and approximately $3,438, $5,976 and $7,334 for 1998, 1997 and 1996, respectively, for employees of the discontinued operations.

12.      INITIAL PUBLIC OFFERING

         In March 1994, the Company issued 915,060 shares of common stock in connection with an initial public offering.

         In connection with the initial public offering, the Company issued warrants to its underwriters to purchase 30,000 shares of common stock at an exercise price of $13.20. None of the warrants have been exercised as of December 31, 1998. The warrants expired on March 3, 1999.

13.      SEGMENT REPORTING

         The Company has two reportable segments for its continuing operations: consulting services and managed care services, which were determined based upon its method of internal reporting. Each segment of the Company is managed separately. The consulting services segment offers workers' and unemployment compensation consulting services. The managed care services administer workers' compensation claims for the OBWC and began operations March 1, 1997. The Company also has an all other segment which derives its revenues from management fees and interest income. Segment assets of the all other segment includes those assets of the discontinued operations of the HMO.

         The accounting policies of the segments are the same as those described in Note 2 "Summary of Significant Accounting Policies". Segment data includes intercompany revenues, as well as a charge to allocating corporate expenses to each of its segments. Such amounts have been included in the elimination column to reconcile to consolidated totals.

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------




         The following tables present this information by segment as it is reported internally to management:

                                       -------------------------------------------------------------------------------------
                                                                               1998
                                       -------------------------------------------------------------------------------------

                                       MANAGED CARE       CONSULTING
                                         SERVICES          SERVICES           OTHER          ELIMINATIONS          TOTAL
                                       ------------      ------------      ------------      ------------      -------------
Revenues to unaffiliated customers     $ 12,962,611      $ 11,898,843      $         --      $         --      $ 24,861,454
Intercompany revenues                            --                --         2,425,500         2,425,500                --
Salaries and benefits                     7,437,574         6,057,233         1,385,806        (1,235,806)       13,644,807
Depreciation expense                        185,249           220,475            25,307                --           431,031
Interest income and other, net              123,837           298,237         8,488,334        (8,466,128)          444,290
Income before taxes                       1,458,103         2,590,998         8,451,271        (8,466,432)        4,033,940
Income tax (expense) benefit               (626,308)       (1,031,431)           87,535                --        (1,570,204)
Net income                                  831,795         1,599,566         8,538,806        (8,466,432)        2,463,736
Segment assets                            3,682,746        21,708,398        13,020,667        (7,742,476)       30,669,335

                                       -------------------------------------------------------------------------------------
                                                                               1997
                                       -------------------------------------------------------------------------------------

Revenues to unaffiliated customers     $ 11,269,270      $ 10,913,374      $         --      $         --      $ 22,182,644
Intercompany revenues                            --                --         2,970,070        (2,979,070)               --
Salaries and benefits                     5,495,032         5,411,519         1,516,192        (1,600,192)       10,852,551
Depreciation expense                         74,176           139,552            15,224                --           228,952
Interest income and other, net                                216,609         2,975,993        (2,660,683)          531,919
Income before taxes                       3,077,625         3,051,410         2,687,681        (2,660,683)        6,156,033
Income tax (expense) benefit             (1,197,864)       (1,208,225)           81,926                --        (2,324,163)
Net income                                1,879,761         1,843,185         2,769,607        (2,660,683)        3,831,870
Segment assets                            4,615,448         5,406,046        27,073,702       (14,746,388)       22,348,808

                                       -------------------------------------------------------------------------------------
                                                                               1996
                                       -------------------------------------------------------------------------------------

Revenues to unaffiliated customers               --      $  6,671,679      $         --      $         --      $  6,671,679
Intercompany revenues                            --                --         4,465,419        (4,465,419)               --
Salaries and benefits                            --         4,263,209         2,208,541        (2,208,541)        4,263,209
Depreciation expense                             --            73,618           270,619                --           344,237
Interest income and other, net                   --           131,283        (9,949,396)       10,065,133           247,020
Income before taxes                              --           525,983       (10,010,896)       10,065,133           580,220
Income tax (expense) benefit                     --          (224,828)           39,894                --          (184,934)
Net income                                       --           301,155        (9,971,002)       10,065,133           395,286
Segment assets                                   --         2,564,707        26,253,250        (7,749,380)       21,068,577

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------




    14.  SUPPLEMENTAL DISCLOSURES FOR EARNINGS PER SHARE

                                                             1998             1997             1996
         Basic:
            Earnings:
              Income from continuing operations          $ 2,463,736      $ 3,831,870      $   395,286
              Less:  Loss on discontinued operations      (6,515,725)        (818,082)      (9,878,650)
                                                         -----------      -----------      -----------

                 Net (loss) income                       $(4,051,989)     $ 3,013,788      $(9,483,364)
                                                         ===========      ===========      ===========

            Shares:
              Weighted average common
                shares outstanding                         3,828,564        3,818,465        3,810,331
                                                         ===========      ===========      ===========

         Income from continuing operations
            per common share, basic                      $       .64      $      1.00      $       .10
              Loss from discontinued operations, per
                common share, basic                            (1.70)            (.21)           (2.59)
                                                         -----------      -----------      -----------

                 Net (loss) income per
                   common share, basic                   $     (1.06)     $       .79      $     (2.49)
                                                         ===========      ===========      ===========

         Diluted:
            Earnings:
              Income from continuing operations          $ 2,463,736      $ 3,831,870      $   395,286
              Less:  Loss on discontinued operations      (6,515,725)        (818,082)      (9,878,650)
                                                         -----------      -----------      -----------

                 Net (loss) income                       $(4,051,989)     $ 3,013,788      $(9,483,364)
                                                         ===========      ===========      ===========

            Shares:
              Weighted average common
                shares outstanding                         3,828,564        3,818,465        3,810,331
              Add: dilutive effect of
                outstanding options                            6,294           14,185               --
                                                         -----------      -----------      -----------
              Weighted average common
                shares outstanding, diluted                3,834,858        3,832,650        3,810,331
                                                         ===========      ===========      ===========

         Income from continuing operations
            per common share, diluted                    $      0.64      $      1.00      $       .10
              Loss from discontinued operations, per
                common share, diluted                    $     (1.70)     $      (.21)     $     (2.59)
                                                         ===========      ===========      ===========

                 Net (loss) income per
                   common share, diluted                 $     (1.06)     $       .79      $     (2.49)
                                                         ===========      ===========      ===========

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------




15.      PARENT COMPANY ONLY

         Condensed balance sheets of Health Power, Inc. (parent company only) as of December 31, 1998 and 1997 and the condensed statements of operations and cash flows for the years ended December 31, 1998, 1997 and 1996 are as follows:

                 CONDENSED BALANCE SHEETS -- PARENT COMPANY ONLY

                                                                 1998           1997
                                    ASSETS

         Current assets:
            Cash and cash equivalents                         $   96,794     $   96,717
            Accounts receivable                                    1,626             --
            Accounts receivable, intercompany, net               845,008      1,880,947
            Prepaid expenses and other                               401            417
                                                              ----------     ----------

              Total current assets                               943,829      1,978,081

         Investment in subsidiaries, on equity basis           2,640,095      5,586,740
                                                              ----------     ----------

              Total assets                                    $3,583,924     $7,564,821
                                                              ==========     ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

         Current assets:
            Taxes payable                                     $    5,117     $       --
                                                              ----------     ----------

              Total liabilities                                    5,117             --

         Stockholders' equity                                  3,578,807      7,564,821
                                                              ----------     ----------

              Total liabilities and stockholders' equity      $3,583,924     $7,564,821
                                                              ==========     ==========

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------




            CONDENSED STATEMENTS OF OPERATIONS -- PARENT COMPANY ONLY


                                                        1998             1997             1996
         Interest income                            $     4,777      $    19,975      $   179,907

         General and administrative
            expenses                                     11,896               --               --
                                                    -----------      -----------      -----------

              (Loss) income before income taxes
                and equity in operations
                of subsidiaries                          (7,119)          19,975          179,907

         Federal, state and local income
            tax (expense)                                (1,675)          (6,792)              --
                                                    -----------      -----------      -----------

              (Loss) income before equity in
                operations of subsidiaries               (5,444)          13,183          179,907

         Equity in the (loss) income
            of subsidiaries                          (4,046,545)       3,000,605       (9,663,271)
                                                    -----------      -----------      -----------

              Net income (loss)                     $(4,051,989)     $ 3,013,788      $(9,483,364)
                                                    ===========      ===========      ===========

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------




            CONDENSED STATEMENTS OF CASH FLOWS -- PARENT COMPANY ONLY


                                                                           1998             1997             1996
         CASH FLOWS FROM OPERATING ACTIVITIES:
            Net (loss) income                                          $(4,051,989)     $ 3,013,788      $(9,483,364)
            Adjustments to reconcile net income
              income to net cash provided by (used in):
                Issuance of common stock for director's plan                65,975           32,452               --
                Equity in net loss (income) of subsidiaries              4,046,645       (3,000,605)       9,663,271
                Deferred income taxes                                           --               --          640,715
                Changes in current assets and current liabilities:
                 Prepaid expenses and other                                     16            3,898           26,500
                 Accounts receivable, intercompany                       1,035,939       (1,425,660)        (140,714)
                 Accounts receivable                                        (1,626)              --               --
                 Taxes payable                                               5,117               --               --
                                                                       -----------      -----------      -----------
                   Net cash provided by (used in)
                     operating activities                                1,100,077       (1,376,127)         706,408
                                                                       -----------      -----------      -----------

         CASH FLOWS FROM FINANCING ACTIVITIES:
            Capital infusion to HMO subsidiary                          (1,100,000)              --       (7,500,000)
                                                                       -----------      -----------      -----------
                   Net cash used in financing activities                (1,100,000)              --       (7,500,000)
                                                                       -----------      -----------      -----------

         Net increase (decrease) in cash and cash equivalents                   77       (1,376,127)      (6,793,592)

         Cash and cash equivalents, beginning of year                       96,717        1,472,844        8,266,436
                                                                       -----------      -----------      -----------

         Cash and cash equivalents, end of year                        $    96,794      $    96,717      $ 1,472,844
                                                                       ===========      ===========      ===========

         There were no cash dividends paid by the Company's consolidated subsidiaries to the Company in 1998, 1997, or 1996.

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------




16.      DISCONTINUED OPERATIONS

         On December 29, 1998, the Company's Board of Directors formerly approved a plan to discontinue operations of the HMO. Accordingly, the operating results of the HMO operations, including provisions for estimated lease costs, employee severance and benefits, and write-downs of property, plant and equipment during the phase-out period and a loss on disposal have been segregated from continuing operations and reported as a separate line item on the statement of operations. Income from operations of the discontinued HMO operations for the year 1998 included results through December 31, 1998.

         The Company's HMO is subject to regulation by the Ohio Department of Insurance (the Department) and is required to file separate financial statements with the Department prepared in accordance with prescribed or permitted statutory accounting practices. Such practices differ in certain respects from GAAP. In addition, Ohio law requires HMOs to maintain statutory net worth in an amount such that admitted assets are equal to at least one hundred ten percent of liabilities, but in no event less than $1,700,000 and requires cash deposits to be maintained with the Department of $400,000. The Company's HMO did not meet the statutory net worth requirements at December 31, 1998 and 1997. In addition, the Department placed the HMO under supervision on July 13, 1998 and subsequently had a hearing on January 21, 1999 to determine whether to suspend or revoke the license of the HMO. On February 25, 1999, the hearing officer issued a report recommending that the Superintendent of Insurance revoke the license of the HMO. The HMO has filed an objection to the hearing officer report. It is management's intention to cease operations of HMO by April 30, 1999 if it is not disposed of prior to that date.

         The Company has restated its prior financial statements to present the operating results of the HMO as discontinued operations. The assets and liabilities of such operations at December 31, 1998 and 1997, respectively, have been reflected as a separate line item on the balance sheet based substantially on the original classification of such assets and liabilities.

17.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES FOR DISCONTINUED OPERATIONS

         Revenues. Revenues consist primarily of amounts earned under contracts with commercial groups and the Ohio Department of Human Services (ODHS) for Medicaid recipients. Such amounts are recognized when earned. Amounts received prior to the month of service are recorded as deferred revenues. Effective February 24, 1997, the Company gave notice to cancel its contract to provide services for the State of Ohio group in the Dayton area; therefore, health care coverage for that group ceased on March 1, 1997. In addition, effective December 1, 1997, the State of Ohio commercial group coverage for the remaining Columbus and Cincinnati areas were canceled. For the year ended December 31, 1997, commercial group premiums from the State of Ohio approximated 63% of the Company's commercial revenues.

         The HMO's Medicaid revenue is derived from contracts with the ODHS. The HMO's current contracts with ODHS expire June 30, 1999 with automatic renewals until December 31, 1999. The contracts will not be renewed in 1999 by the HMO, due to the formal plan to discontinue the HMO's operations.

         Property and equipment. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 25 years. A valuation

================================================================================

================================================================================
HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------




         allowance has been recorded to reflect property and equipment at estimated fair value and the resulting loss included in loss on disposal.

         Health care costs. Health care costs include primary care and physician-related costs and hospital costs. Primary care and physician-related costs represent expenses incurred under contracts and arrangements with health care providers in rendering services to enrollees. Such costs include fee-for-service amounts and capitation (a monthly fixed fee per enrollee) recognized in providing medical, vision, pharmacy and other health care services. Hospital costs are recognized when hospital services are provided to enrollees and include stop-loss insurance coverage premiums, net of recoveries (see Note 23). Such expenses are recognized as incurred, except as noted below.

         Due to the plan to discontinue the operations of the HMO, management has recorded an estimate of all health care costs for the period January 1, 1999 through April 30,1999 and included them in loss on disposal.

         Primary care and physician-related costs and hospital costs include management's estimate of services provided but not reported at year-end and expected future losses on contracts in effect at year-end. The Company recognizes expected future contract losses when it is probable that expected future health care costs and maintenance costs under a group of existing contracts will exceed anticipated future premiums and stop-loss insurance recoveries on those contracts. The reserve for expected future contract losses is $0 and $11,853 as of December 31, 1998 and 1997, respectively, and is included with health care costs payable. The methods of making such estimates and for establishing the resulting liabilities are continually reviewed and updated based on current circumstances, and any adjustments resulting therefrom will be reflected in discontinued operations during the claim run-off period. It is reasonably possible that circumstances impacting these estimates may change in the near term.

         Stop-loss reinsurance premiums are reported as health care costs and recoveries are reported as a reduction of health care costs.

         Management Services: The Company has a management service agreement between Health Power Management Company (HPMC), a subsidiary of the Company, and its affiliate, Health Power HMO, to provide administrative services. Services provided include finance and accounting functions, data processing, office of the president, marketing and membership services, corporate planning, legal and regulatory services. The affiliates of HPMC pay a management fee on a monthly basis. In 1998, 1997 and 1996, the HMO paid approximately $2,257,000, $2,970,000 and
         $4,465,000 to HPMC for these administrative services. In addition, beginning in 1997, the HMO was reimbursed approximately $14,000 and $7,000 in 1998 and 1997, respectively, per month by its affiliates CompManagement, Inc., and CompManagement Health Systems, for the portion of management services that related to their organization's activities.

         Income taxes. Deferred income tax assets and liabilities are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred tax assets and liabilities of a change in tax rates recognized as income or expense in the period that includes the enactment date. Due to the uncertainty regarding the method of disposal of the HMO, a full valuation allowance has been provided for the net deferred tax assets.

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------


18.      OPERATING RESULTS OF DISCONTINUED OPERATIONS

         Operating results from discontinued operations for the years ended December 31 were as follows:

                                                                       1998              1997              1996
         Medicaid Revenues                                         $ 36,731,250      $ 42,819,206      $ 44,246,928
         Commercial Revenues                                          2,648,965        10,811,320        15,167,340
         Healthcare costs and expenses                              (44,248,972)      (59,102,511)      (71,837,390)
         Interest income and other, net                                 996,968           688,830           586,703
         Loss on disposal of discontinued operations                 (1,613,493)               --                --
                                                                   ------------      ------------      ------------

              Net loss before taxes                                  (5,485,282)       (4,783,155)      (11,836,419)

         Federal, state and local income tax (expense) benefit       (1,030,443)        3,965,073         1,957,769
                                                                   ------------      ------------      ------------

              Net loss                                             $ (6,515,725)     $   (818,082)     $ (9,878,650)
                                                                   ============      ============      ============

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------


19.      ASSETS AND LIABILITIES OF DISCONTINUED OPERATIONS

         The assets and liabilities of the discontinued HMO operations as of the years ended December 31 were as follows:

                                                                           1998              1997
         Current assets of discontinued  operations:
            Accounts receivables                                       $  1,909,928      $  1,660,863
            Prepaid expenses and other                                        5,155            99,547
            Income taxes refundable                                       1,140,041         1,790,662
            Deferred income taxes, net                                           --           697,878
                                                                       ------------      ------------

              Total current assets of discontinued operations             3,055,124         4,248,950

         Non-current assets of discontinued operations:
            Land                                                            152,640           152,640
            Buildings and leasehold improvements                          1,252,652         1,252,652
            Furniture, equipment and software                             1,910,308         1,911,718
            Less accumulated depreciation                                (2,407,874)       (1,554,550)
            Deferred income taxes, net                                           --         1,443,712
            Deposits and other assets                                       495,618           499,295
                                                                       ------------      ------------

              Total non-current assets of discontinued
                operations                                             $  1,403,344      $  3,705,467
                                                                       ============      ============

         Current liabilities:
            Health care costs payable                                  $  4,679,105      $  6,688,029
            Deferred revenues                                             2,683,638         3,403,687
            Accounts payable                                                693,619           948,123
            Accrued expenses and other current liabilities                   47,122           102,555
            Accrued expenses for disposal                                 1,060,151                --
                                                                       ------------      ------------

              Total current liabilities of discontinued operations     $  9,163,635      $ 11,142,394
                                                                       ============      ============

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------


20.      RELATED PARTIES OF DISCONTINUED OPERATIONS

         The HMO engages in transactions with medical centers and companies controlled by certain shareholders and directors of the Company and its subsidiaries, which are herein, referred to as affiliates or affiliated providers as follows:

         Health care providers. During 1998, 1997 and 1996, primary care and physician-related costs of $564,123, $1,485,107 and $2,854,159, respectively, resulted from transactions between the HMO and affiliated providers. Such transactions resulted in receivables from related primary care providers of $12,830 and $31,570, as of December 31, 1998 and 1997.

         Commercial revenue. Certain affiliated providers have contracted with the HMO to provide health care services to their employees and dependents. The HMO recognized commercial premiums from these affiliated providers in the amounts of $53,674, $65,793, and $137,223 in 1998, 1997 and 1996, respectively.

21.      DEPOSITS AND OTHER ASSETS OF DISCONTINUED OPERATIONS

         Deposits and other assets consist primarily of $420,379 at December 31, 1998 and 1997 in certificate of deposits held on deposit under the terms of the HMO's Certificate of Authority with the Department and ODHS.

22.      HEALTH CARE COSTS PAYABLE OF DISCONTINUED OPERATIONS

         Activity in health care costs payable is summarized as follows:

                                             DECEMBER 31,
                                     ---------------------------
                                         1998            1997
                                     -----------     -----------
         Balance at January 1        $ 6,688,029     $10,896,149
         Incurred related to:
            Current year              36,274,506      49,511,766
            Prior years                1,798,011       1,579,451
                                     -----------     -----------

              Total incurred          38,072,517      51,091,217

         Paid related to:
            Current year              31,149,829      43,701,340
            Prior years                8,931,612      11,597,997
                                     -----------     -----------

              Total paid              40,081,441      55,299,337
                                     -----------     -----------

         Balances at December 31     $ 4,679,105     $ 6,688,029
                                     ===========     ===========

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------


         The HMO went through a claims vendor conversion in 1997 and in 1998. Due to these conversions and the resulting interruption of claims payments the health care costs payable had to be adjusted during 1997 and 1998.

23.      COMMITMENTS OF DISCONTINUED OPERATIONS

         The HMO maintains stop-loss insurance coverage for 85% of inpatient hospital costs in excess of $50,000 per Medicaid member, per contract year and varying percentages (generally 80%) of inpatient hospital costs in excess of $81,000 per commercial member, per contract year. These stop-loss insurance contracts do not relieve the HMO of its obligations to members, and failure of reinsurers to honor their obligations could result in losses to the HMO.

         Stop-loss insurance premiums of $1,261,535, $1,872,282, and $1,848,274 are included in health care costs for 1998, 1997 and 1996, respectively. Stop-loss recoveries of $1,624,502, $1,178,104, and $1,897,806 are deducted from health care costs for 1998, 1997 and 1996, respectively.

         In addition, the HMO recorded an experience refund receivable of approximately $135,000 due from a reinsurer based on the terms of the contract.

         In 1997, the HMO entered into an agreement to outsource the claims adjudication and payment process and other administrative functions related to the HMO's Medicaid and commercial members with a third-party administrator. In September 1997, the HMO terminated the original agreement and contracted with a new third-party administrator in 1998. The HMO incurred approximately $1,358,000 of operating expenses under this agreement as of December 31, 1997 and $1,764,000 under a new administrative agreement (began May 1, 1998) as of December 31, 1998. The HMO expects to incur approximately $520,000 in the period January through April 1999, under this agreement. In addition, the HMO accrued a termination fee of $135,000, as specified in the contract as a loss on disposal of discontinued operations in 1998.

         The HMO has various operating leases for office equipment. Rental expense was approximately $58,057, $103,273, and $119,255 for 1998,
         1997 and 1996, respectively. The HMO expects to incur approximately $42,424 in the period January through April 1999, and has accrued future rental payments for the remaining lease terms of approximately $98,000, as a loss on disposal of discontinued operations in 1998.

         During 1998 the Company's HMO subsidiary commenced a legal action seeking compensation for damages alleged under a prior administrative agreement with a claims processing organization. A counterclaim was filed against the HMO alleging breach of contract and other items and seeks compensatory and punitive damages totaling approximately $8 million. The lawsuits are in the formative stage, however, management does not believe the outcome of the counterclaim will have a material adverse impact in the earnings, cash flows or financial position on the HMO.

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------


24.      INCOME TAXES OF DISCONTINUED OPERATIONS

         The Company and its subsidiaries file a consolidated federal income tax return.

         The benefit for income taxes of the discontinued operations of the HMO in 1998, 1997 and 1996 consists of the following:

                                             1998             1997            1996
          Current benefit               $ 1,140,041      $ 1,823,483     $ 2,497,957
          Deferred (expense) benefit     (2,170,485)       2,141,590        (540,359)
                                        -----------      -----------     -----------

                                        $(1,030,444)     $ 3,965,073     $ 1,957,598
                                        ===========      ===========     ===========


         The significant components of the deferred tax benefit of the discontinued operations of the HMO for the years ended December 31 were as follows:

                                                                                            1998            1997            1996
                  Deferred tax (expense) benefit from change in temporary differences   $   642,457     $  (254,122)    $ 1,855,353

                  Reversal (establishment) of valuation allowance                        (2,812,942)      2,395,712     $(2,395,712)
                                                                                        -----------     -----------     -----------
                                                                                        $(2,170,485)    $ 2,141,590     $  (540,359)
                                                                                        ===========     ===========     ===========

HEALTH POWER, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------


The components of the net deferred tax asset as of December 31, 1998 and 1997 were as follows:

                                                              1998             1997
         Deferred tax assets:
            Health care costs payable                     $   326,128      $   394,129
            Membership acquisition                          1,471,667        1,589,400
            Credits carryforward                              239,857          216,799
            Net operating carryover                           247,808
            Provision for discontinued operations             548,588
            Other                                               8,669            8,669
                                                          -----------      -----------

                                                            2,842,717        2,208,997
                                                          -----------      -----------

         Deferred tax liabilities:
            Property and equipment                             16,038           27,954
            Prepaid expenses                                   13,737           39,453
                                                          -----------      -----------

                                                               29,775           67,407
                                                          -----------      -----------

              Net deferred tax asset before valuation
                allowance                                   2,812,942        2,141,590
              Valuation allowance                          (2,812,942)              --
                                                          -----------      -----------

                 Net deferred tax asset                   $        --      $ 2,141,590
                                                          ===========      ===========

         At December 31, 1998 the Company had the following net federal investment credits and tax credit carryforwards available:

                              EXPIRATION             TAX
                                 DATES             CREDITS
                             -------------        ----------
                             No expiration        $  201,718

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

               (a) Financial Statements of Business Acquired.

M&N RISK MANAGEMENT, INC.
AND M&N ENTERPRISES, INC.

COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997

                        REPORT OF INDEPENDENT ACCOUNTANTS

March 13, 1999

To the Board of Directors and Shareholder of M&N Risk Management, Inc. and M&N Enterprises, Inc.
Columbus, Ohio


In our opinion, the accompanying combined balance sheets and the related combined statements of income and changes in shareholder's equity and of cash flows present fairly, in all material respects, the combined financial position of M&N Risk Management, Inc. and M&N Enterprises, Inc. (the Company) at December 31, 1998 and 1997, and the results of their operations and their cash flows for the year ended December 31, 1998 and the ten months ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------

M&N RISK MANAGEMENT, INC. AND M&N ENTERPRISES, INC.
COMBINED BALANCE SHEETS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------



                                                                        1998              1997
                                    ASSETS

Cash                                                                $    352,913      $      4,895
Cash held in trust                                                       259,660           350,590
Accounts receivable - non-group rating                                   524,998           458,161
Accounts receivable - group rating                                     2,729,844         3,947,539
Accounts receivable - related party                                      380,370             5,095
Prepaid and other assets                                                  90,548            84,932
Taxes receivable - related party                                              --           702,947
Deferred tax asset                                                         7,501                --
                                                                    ------------      ------------
        Total current assets                                           4,345,834         5,554,159
Property and equipment, net                                            1,104,628           867,787
Intangible assets, net of amortization of $79,167                             --           870,833
Goodwill, net of amortization of $133,791                                     --         4,682,681
Other non-current assets                                                     703               703
                                                                    ------------      ------------

        Total assets                                                $  5,451,165      $ 11,976,163
                                                                    ============      ============

                     LIABILITIES AND SHAREHOLDER'S EQUITY

Accounts payable                                                    $    362,440      $     61,471
Accounts payable - group rating sponsor                                  489,449           825,649
Accounts payable - bank overdraft                                        100,255           170,499
Accounts payable - related party                                              --         1,694,209
Deposits due to customers                                                259,660           350,590
Taxes payable - related party                                          1,051,475                --
State and local taxes payable                                            377,000                --
Deferred revenue                                                       3,163,962         3,903,594
Deferred tax liability                                                        --         1,262,047
Accrued liabilities and other                                             20,354           150,544
Line of credit                                                                --           307,000
Current portion of long-term debt                                             --           124,284
                                                                    ------------      ------------
        Total current liabilities                                      5,824,595         8,849,887
Non-current deferred tax liability                                        99,834            47,782
Long-term debt                                                                --           277,190
                                                                    ------------      ------------
        Total liabilities                                              5,924,429         9,174,859
                                                                    ------------      ------------

Shareholder's equity:
    Common stock, 200 shares authorized, issued and outstanding              200               200
    Additional paid-in-capital                                                --         4,816,472
    Retained earnings                                                   (473,464)       (2,015,368)
                                                                    ------------      ------------
        Total shareholder's equity                                      (473,264)        2,801,304

Total liabilities and shareholder's equity                          $  5,451,165      $ 11,976,163
                                                                    ============      ============

   The accompanying notes are an integral part of these financial statements.

M&N RISK MANAGEMENT, INC. AND M&N ENTERPRISES, INC.
COMBINED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1998 AND TEN MONTHS ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                               1998             1997
Revenue
    Contract revenues                                      $ 6,889,648      $ 4,573,962
    Other commissions                                           66,828           33,354
                                                           -----------      -----------
                                                             6,956,476        4,607,316
                                                           -----------      -----------

Costs and expenses:
    Employee compensation and related costs                  3,002,934        2,286,815
    Occupancy costs                                            318,280          156,543
    Office operating expenses                                  758,997          637,486
    Depreciation and amortization                              279,509          337,899
    Other selling, general and administrative expenses       1,588,704        1,037,818
                                                           -----------      -----------
                                                             5,948,424        4,456,561
                                                           -----------      -----------

Other (income) expense:
    Interest expense                                            27,955           65,442
    Other expense                                               45,116           20,550
    Other income                                                (5,844)         (16,000)
                                                           -----------      -----------


Income before income taxes                                     940,825           80,763

Income tax provision                                           357,500           56,000
                                                           -----------      -----------

Net income                                                 $   583,325      $    24,763
                                                           ===========      ===========

   The accompanying notes are an integral part of these financial statements.

M&N RISK MANAGEMENT, INC. AND M&N ENTERPRISES, INC.
COMBINED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1998 AND TEN MONTHS ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


                                                                ADDITIONAL
                                                  COMMON         PAID IN          RETAINED
                                                  STOCK          CAPITAL          EARNINGS          TOTAL
                                               -----------     -----------      -----------      -----------
Balance at February 28, 1997                   $       200     $ 4,816,472      $(2,040,131)     $ 2,776,541
   Net income                                          --               --           24,763           24,763
                                               -----------     -----------      -----------      -----------

Balance at December 31, 1997                           200       4,816,472       (2,015,368)       2,801,304

Push-back of goodwill and other intangible
   assets to former parent, net                         --      (4,816,472)        (694,450)      (5,510,922)

Forgiveness of related party debt                       --              --        1,653,029        1,653,029

Net income                                              --              --          583,325          583,325
                                               -----------     -----------      -----------      -----------

Balance at December 31, 1998                   $       200     $        --      $  (473,464)     $  (473,264)
                                               ===========     ===========      ===========      ===========



   The accompanying notes are an integral part of these financial statements.

M&N RISK MANAGEMENT, INC. AND M&N ENTERPRISES, INC.
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND TEN MONTHS ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------



                                                                               1998             1997
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                             $   583,325      $    24,763
    Adjustments to reconcile net income to net cash
      provided by operating activities:
        Change in deferred revenue                                            (739,632)         698,102
        Depreciation and amortization                                          279,509          337,899
        Provision for deferred income taxes                                 (1,217,500)         745,000
    Increase (decrease) in cash from
      changes in certain assets and liabilities:
        Accounts receivable - non-group rating                                 (66,837)        (268,473)
        Account receivable - group rating                                    1,218,118       (2,724,176)
        Accounts receivable - related party                                   (375,275)          (5,095)
        Prepaid and other assets                                                (5,616)         (66,699)
        Other non-current assets                                                    --             (703)
        Accounts payable                                                       300,969           (4,409)
        Accounts payable - group rating sponsor                               (336,200)         825,649
        Accounts payable - related party                                      (750,149)       1,057,499
        Deposits due to customers                                              (90,930)         350,590
        Taxes - related party                                                1,754,422         (702,947)
        State and local taxes payable                                          377,000               --
        Accrued liabilities and other                                         (130,190)          97,045
                                                                           -----------      -----------
           Net cash provided by operating activities                           801,014          364,045
                                                                           -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                      (473,682)        (523,496)
                                                                           -----------      -----------
           Net cash used in investing activities                              (473,682)        (523,496)
                                                                           -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Change in accounts payable - bank overdraft                                (70,244)         170,499
    Proceeds from issuance of notes payable                                         --          328,957
                                                                           -----------      -----------
           Net cash (used in)                                                  (70,244)         499,456
                                                                           -----------      -----------
Net increase in cash                                                           257,088          340,005
Cash, beginning of period                                                      355,485           15,480
                                                                           -----------      -----------
Cash, end of period                                                        $   612,573      $   355,485
                                                                           ===========      ===========
                      SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                                              $    27,955      $    65,442
                                                                           ===========      ===========
Income taxes paid                                                          $   148,558      $        --
                                                                           ===========      ===========
                                    NON-CASH TRANSACTIONS
Pushback of goodwill and other intangible assets to former parent, net     $ 5,510,922      $        --
                                                                           ===========      ===========
Forgiveness of related party debt                                          $ 1,653,029      $        --
                                                                           ===========      ===========
Payment of note payable by parent - reclass to related party liability     $   708,474      $   950,000
                                                                           ===========      ===========


   The accompanying notes are an integral part of these financial statements.

M&N RISK MANAGEMENT, INC. AND M&N ENTERPRISES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND TEN MONTHS ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------



1.       BACKGROUND AND DESCRIPTION OF BUSINESS

         M&N Risk Management, Inc. and M&N Enterprises, Inc., both of which are Ohio corporations and wholly owned subsidiaries of Century Business Services, Inc. and CompManagement, Inc. at December 31, 1997 and December 31, 1998 respectively, are herein collectively referred to as the "Company." In February 1997, the Company was acquired by International Alliance Services, Inc. (now known as Century Business Services, Inc.) in a stock purchase transaction. The Company was a wholly owned subsidiary of Century Business Services, Inc. until December 31, 1998. On December 31, 1998, the Company was purchased by CompManagement, Inc., a subsidiary of Health Power, Inc. that specializes in full-service workers' and unemployment compensation consulting services. CompManagement, Inc. purchased 100% of the issued and outstanding shares of the capital stock of the Company.

         The Company operates in a fairly niche industry, specific to Ohio workers compensation, providing third party administrator services to both self-insured as well as state-insured employers located primarily in the state of Ohio. Services provided include claims administration, group rating, and loss prevention. Group rating services represent the majority of the Company's revenue, and are available only to employers who are insured through the State. The Company's fees for group rating services are based on the discount or savings the Company estimates the employers will receive as a result of participating in the group.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The following is a summary of significant accounting policies followed in preparation of these combined financial statements:

         Basis of presentation. The accompanying combined financial statements are presented in accordance with generally accepted accounting principles ("GAAP"). These financial statements are presented on a historical, separate company basis, and do not reflect any purchase accounting adjustments relating to the December 31, 1998 acquisition of the Company.

         Cash held in trust. Cash held in trust represents funds collected in advance from certain clients for whom the Company administers workers compensation claims. A related liability for these claims payments is recorded as deposits due to customers in the balance sheets.

M&N RISK MANAGEMENT, INC. AND M&N ENTERPRISES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND TEN MONTHS ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------



         Recognition of revenue. Contract revenues are derived from claims management, administrative and consulting services which are recorded as earned based on the requirements and duration of the related contract. Revenue on certain contracts has been deferred and is recognized as income on a pro rata basis over the related service periods, which typically range between three and twelve months. For services related to group rating contracts, fees are paid to the group's sponsor and netted against contract revenues. Contract revenues received in advance of the contract or service period are included in deferred revenue.

         Goodwill and intangible assets. The Company records goodwill for the excess of cost over fair value of net assets acquired. The intangible asset represents the purchase of a customer list and is amortized on a straight-line basis over a period of ten years. Goodwill is amortized on a straight-line basis over a thirty-year period. Both the intangible asset and goodwill are evaluated periodically as events or circumstances indicate a possible inability to recover the carrying amounts. During 1998, in connection with the acquisition of the Company, goodwill was adjusted back to the parent (Century Business Services, Inc.)

         Property and equipment. Property and equipment are recorded at cost, less accumulated depreciation. Depreciation of property and equipment is computed using the straight-line method over estimated useful asset lives generally ranging from five to ten years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for retirements and disposals using the specific identification method, with the resulting gain or loss included in operations.

         Income taxes. The Company files a consolidated federal income tax return with its parent under a tax sharing agreement. In accordance with this agreement, federal income tax expense is determined as if the Company filed a separate federal income tax return and payments for this liability are made to the parent. Accordingly, deferred income tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are recognized at prevailing income tax rates for temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

         Concentrations. Financial instruments which potentially subject the Company to concentrations of credit risk, consist primarily of accounts receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss. For the year ended December 31, 1998, and ten months ended December 31, 1997, contract revenue from the Company's most significant ten clients approximated 48% and 58% of the Company's revenue, respectively.

         Use of estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

M&N RISK MANAGEMENT, INC. AND M&N ENTERPRISES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND TEN MONTHS ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------



         Other disclosures. Effective January 1, 1998, the Company adopted SFAS 130, Reporting Comprehensive Income. This Statement establishes standards for reporting of comprehensive income and its components in a full set of general-purpose financial statements. The impact of the Statement on the Company's financial statements was not material, as the Company had no other comprehensive income items.

3.       INCOME TAXES

         Deferred income taxes for 1998 and 1997 reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured on an income tax basis. Temporary differences which give rise to the net deferred tax liability at December 31 are as follows:

                                                          1998           1997
                  Deferred tax assets:
                      Accrued vacation                 $    7,501     $       --
                                                       ----------     ----------

                        Subtotal                            7,501             --

                  Deferred tax liabilities:
                      Accrual to cash adjustment       $       --     $1,262,047
                      Fixed assets                         99,834         47,782
                                                       ----------     ----------
                      Subtotal                             99,834      1,309,829

                        Net deferred tax liability     $   92,333     $1,309,829
                                                       ==========     ==========

         Deferred tax assets and liabilities and income tax expense in future years can be significantly affected by changes in enacted tax rates or by unexpected adverse events.

         The provision (benefit) for income taxes at December 31, consists of the following:

                                                                   1998             1997
                  Current                                      $ 1,198,000      $  (546,000)
                  Deferred (federal, state and local)           (1,217,500)         745,000
                                                               -----------      -----------

                      Federal income tax expense (benefit)         (19,500)         199,000
                      State and local income tax expense           377,000         (143,000)
                                                               -----------      -----------

                        Total provision                        $   357,500      $    56,000
                                                               ===========      ===========

         The difference between federal income taxes provided at the Company's effective tax rate and the 34% statutory rate at December 31, is due to goodwill amortization and non-deductible business meals and entertainment.

M&N RISK MANAGEMENT, INC. AND M&N ENTERPRISES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND TEN MONTHS ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------



4.       DEBT

         At December 31, long-term debt consisted of the following:

                                                                            1998         1997
                  Note payable to a bank due in monthly installments,
                      bearing interest at 8.96%, with maturity
                      at January 2003                                     $    --     $ 353,274

                  Note payable to a bank due in monthly installments,
                      bearing interest at 9.00% with maturity                  --        48,200
                      at June 1999
                                                                          -------     ---------

                        Less Current Portion                                           (124,284)
                                                                          -------     ---------

                  Notes payable, noncurrent                               $    --     $ 277,190
                                                                          =======     =========


         The above outstanding balances were paid by Century Business Services, Inc. in March of 1998 and a related party payable was established by the Company. Interest expense incurred on the above notes approximated $6,686 and $37,353 for the year ending December 31, 1998 and the ten months ending December 31, 1997, respectively.

         The Company had a line of credit with a bank with interest payable monthly at prime rate, and an outstanding balance of $307,000 at December 31, 1997. The outstanding balance was paid in full by Century Business Services, Inc. in March of 1998 and a related party payable was established by the Company. The line of credit was cancelled at that time. During 1998 and 1997, the Company incurred $1,290 and $28,089 in fees and interest associated with this line of credit, respectively.

M&N RISK MANAGEMENT, INC. AND M&N ENTERPRISES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND TEN MONTHS ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------



5.       PROPERTY AND EQUIPMENT

         Property and equipment reflected on the accompanying balance sheets is comprised of the following:

                                                             1998           1997
                  Property and equipment, at cost:
                      Computer equipment                  $1,068,405     $  649,281
                      Furniture & fixtures                   384,652        337,510
                      Leasehold improvements                  13,439          5,967
                                                          ----------     ----------
                                                           1,466,496        992,758
                        Less accumulated depreciation        361,868        124,971
                                                          ----------     ----------

                                                          $1,104,628     $  867,787
                                                          ==========     ==========


6.       RELATED PARTIES

         The related party accounts receivable and payable at December 31, 1997 and December 31, 1998 result primarily from cash funding transactions between the Company and Century Business Services, Inc. In 1998, Century Business Services, Inc. forgave approximately $1.6 million of the outstanding liability.

         At December 31, 1998, Century Business Services, Inc. in connection with the sale of the Company, guaranteed the collection of the outstanding accounts receivable - non-group rating and accounts receivable - group rating.

M&N RISK MANAGEMENT, INC. AND M&N ENTERPRISES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND TEN MONTHS ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


7.       LEASES

         The Company leases and subleases various types of office facilities, equipment, and furniture and fixtures under noncancelable operating lease agreements, which expire at various dates. Certain of the leases allow the Company, at its option, to extend the lease term. Rental expense was approximately $333,280 and $166,158 for the year ending December 31, 1998 and the ten months ending December 31, 1997, respectively. Two of the office facilities are subleased from related parties. At December 31, 1998, future minimum lease payments under the leases are as follows:

                  YEAR ENDING
                  -----------
                  1999                                            $  297,842
                  2000                                               306,357
                  2001                                               290,668
                  2002                                               264,835
                  2003                                               241,487
                  Thereafter                                      $  967,360


8.       COMMITMENTS AND CONTINGENCIES

         The Company is, from time to time, a party to litigation arising in the normal course of its business, as well as to other nonmaterial litigation. Management believes that no individual item of litigation, or group of similar items of litigation, is likely to result in judgments that will have a material adverse effect on the financial condition or results of operations of the Company.

9.       EMPLOYEE BENEFIT PLANS

         In 1997, the Company participated in the 401(k) plan of its former owner. The Company made certain matching contributions to this plan, with eligibility for all employees beginning one month after the first ninety days of employment. Expenses incurred in 1997 related to this plan were $45,020. During 1998, the Company participated in the 401(k) plan offered by Century Business Services, Inc. The Company's match under this plan was fifty cents on the dollar up to three percent. All employees were eligible to participate after one year of employment. Expenses incurred in 1998 related to this plan were $36,715.

         In 1998, the Company established a discretionary incentive compensation plan available to key management executives. There were no payments made under this plan during 1998.

ITEM 7.        (b) Pro Forma Financial Information.

               The following pro forma combined financial statements present in condensed form the results of operations of Health Power, Inc. historical, as presented in Item 5 and the historical combined results of operations of M&N Risk Management, Inc. and M&N Enterprises, Inc. (collectively referred to as M&N) which was acquired on December 31, 1998. The pro forma combined Statement of Income that follows assumes Health Power, Inc. acquired M&N at the beginning of the period presented.

               The pro forma financial statements do not purport to be indicative of the results that actually would have occurred if the acquisition of M&N had occurred on the date indicated or that may be obtained in the future.

                      Health Power, Inc., and Subsidiaries
                     Pro Forma Combined Statement of Income
                      For the year ended December 31, 1998




                                                              (i)               (ii)               (iii)             (iv)
                                                          Health Power          M&N             Adjustments         Total
Revenues:
  Contract                                                $ 24,861,454      $  6,956,476      $         --      $ 31,817,930
Expenses:
  General and Administrative                                21,271,804         5,948,424           685,709 (1)    27,905,937
                                                          ------------      ------------      ------------      ------------

    Income from operations                                   3,589,650         1,008,052          (685,709)        3,911,993

Interest income (expense) and other, net                       444,290           (67,227)               --           377,063
                                                          ------------      ------------      ------------      ------------

    Income from continuing operations                        4,033,940           940,825          (685,709)        4,289,056
      before income taxes

Federal, state and local income tax expense                 (1,570,204)         (357,500)          163,749 (2)    (1,763,955)
                                                          ------------      ------------      ------------      ------------

Income from continuing operations                         $  2,463,736      $    583,325      $   (521,960)     $  2,525,101

Earnings per share (basic and diluted):

  Income from continuing operations, per share            $       0.64                                          $       0.66

Shares
  Weighted average common shares outstanding                 3,828,564                                             3,828,564

   Add: dilutive effect of outstanding options                   6,294                                                 6,294
                                                          ------------                                          ------------

Weighted average common shares
  outstanding, diluted                                       3,834,858                                             3,834,858



(1) Interest expense of debt used for the acquisition     $    409,372
    Amortization of goodwill over a 20 year period             276,337
                                                          ------------

                                                          $    685,709

(2) Tax effects at the federal and state effective rate of 40%

ITEM 7.        (c) Exhibits.

Exhibit
No.            Description of Exhibit
-------        ----------------------

2 Stock Purchase Agreement dated December 31, 1998, among CompManagement, Inc., Century Business Services, Inc., CBSI Management Co., M&N Risk Management, Inc. and M&N Enterprises, Inc.

23             Consent of PricewaterhouseCoopers LLP

27             Financial Data Schedule

99(a) Commercial Note dated December 31, 1998, from CompManagement, Inc. to National City Bank.

99(b)          Press release issued by CompManagement, Inc. on January 4, 1999.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HEALTH POWER, INC.



Date:  March 15, 1999                       By /s/ Bernard F. Master, D.O.
                                               ---------------------------
                                               Bernard F. Master, D.O.
                                               Chairman, President, and Chief
                                               Executive Officer

                                  EXHIBIT INDEX



--------------------------------------------------------------------------------
                                                       If Incorporated by
                                                       Reference, Document with
                                                       which Exhibit was
Exhibit No.    Description of Exhibit                  Previously Filed with SEC

--------------------------------------------------------------------------------
2              Stock Purchase Agreement dated         Current Report on Form
               December 31, 1998, among               8-K dated January 15,
               CompManagement, Inc., Century          1999
               Business Services, Inc., CBSI
               Management Co., M&N Risk
               Management, Inc. and M&N
               Enterprises, Inc.
--------------------------------------------------------------------------------
23             Consent of                             Contained herein
               PricewaterhouseCoopers LLP

--------------------------------------------------------------------------------
27             Financial Data Schedule                Contained herein

--------------------------------------------------------------------------------
99(a)          Commercial Note dated December         Current Report on Form
               31, 1998, from CompManagement,         8-K dated January 15,
               Inc. to National City Bank.            1999

--------------------------------------------------------------------------------
99(b)          Press release issued by                Current Report on Form
               CompManagement, Inc. on                8-K dated January 15,
               January 4, 1999.                       1999

--------------------------------------------------------------------------------